Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-177798) pertaining to the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan,

2)	Registration Statement (Form S-8 No. 333-205808) pertaining to the Marriott Vacations Worldwide Corporation Employee Stock Purchase Plan, and

3)	Registration Statement (Form S-8 No. 333-211037) pertaining to the Marriott Vacations Worldwide Corporation Deferred Compensation Plan;

of our reports dated February 23, 2017, with respect to the consolidated financial statements of Marriott Vacations Worldwide Corporation and the effectiveness of internal control over financial reporting of Marriott Vacations Worldwide Corporation included in this Annual Report (Form 10-K) of Marriott Vacations Worldwide Corporation for the fiscal year ended December 30, 2016.
/s/ Ernst & Young LLP
Certified Public Accountants
Orlando, Florida
February 23, 2017